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                                                                 Exhibit (a)(14)


              IKON OFFICE SOLUTIONS, INC. RETIREMENT SAVINGS PLAN
                              DIRECTION TO TRUSTEE
                        WHETHER OR NOT TO TENDER SHARES



                                                         YOUR EQUIVALENT SHARES:


          The undersigned participant in the IKON Office Solutions, Inc. Retirement Savings Plan ("Plan") hereby instructs The Northern Trust Company, as Trustee under the Plan, to tender or not to tender, pursuant to the Tender Offer, the shares of common stock, par value $0.001 per share, of Unisource Worldwide, Inc. allocated to his Account (as defined in the accompanying Notice to Participants) in accordance with the direction on the reverse side of this form.

          TO TENDER SHARES, THIS DIRECTION FORM MUST BE PROPERLY COMPLETED, SIGNED, DATED AND RECEIVED BY THE NORTHERN TRUST COMPANY NO LATER THAN 5:00 P.M. EASTERN STANDARD TIME ON JUNE 23, 1999.

          THE TENDER OFFER MAY BE EXTENDED. IF THE TENDER OFFER IS EXTENDED, THE DIRECTION DEADLINE MAY ALSO BE EXTENDED.

          BEFORE COMPLETING THIS DIRECTION FORM, CAREFULLY READ THE NOTICE TO PARTICIPANTS AND ALL THE OTHER MATERIALS IN THE ENCLOSED PACKAGE.



             TO BE COMPLETED, SIGNED AND DATED ON THE REVERSE SIDE.
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          [X]    Please mark your choice like this and sign and date below.

NEITHER IKON OFFICE SOLUTIONS, INC. NOR THE TRUSTEE MAKES ANY RECOMMENDATIONS AS TO YOUR DECISION TO TENDER OR NOT TO TENDER SHARES OF UNISOURCE STOCK ALLOCATED TO YOUR ACCOUNT PURSUANT TO THE TENDER OFFER. YOU ARE THE NAMED FIDUCIARY WITH RESPECT TO YOUR ACCOUNT.

1.   [_]  Tender ALL of the shares of Unisource Stock allocated to my Account.

2.   [_]  Tender the whole percentage of shares of Unisource Stock allocated to my Account as of May 25, 1999, as indicated below:

               Percentage of shares to be tendered (in whole numbers):
                                                                      --------%

3.   [_]  Do not tender any shares of Unisource Stock allocated to my Account.


          As a participant in the Plan, I acknowledge receipt of the Offer to Purchase, the Letter of Transmittal, the Notice to Participants dated June 11, 1999, and the Solicitation/Recommendation Statement on schedule 14D-9 and I hereby direct the Trustee of the Plan to tender or not to tender the shares of common stock, par value $0.001 per share, of Unisource Worldwide, Inc. allocated to my Account as indicated above.

          I understand that if I do not return this Direction Form, I will be directing the Trustee not to tender.

          I understand that if I sign, date and properly return this Direction Form but do not provide the Trustee with specific instructions, the Trustee will treat this Direction Form as not providing any direction to the Trustee regarding the Tender Offer. In accordance with the terms of the trust which is the funding vehicle for the Plan, the Trustee will not sell any shares of Unisource Stock held by the Plan for which no participant directions are timely received.


     -----------------------------------             --------------------
               Signature                                     Date

            PLEASE SIGN, DATE AND MAIL THIS DIRECTION FORM PROMPTLY
                    IN THE POSTAGE PREPAID ENVELOPE PROVIDED